Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                BioTelemetry, Inc.

Heather C. Getz

Investor Relations

800-908-7103

investorrelations@cardionet.com

BioTelemetry, Inc. Announces Reduction to Medicare Reimbursement for Remote Cardiac Monitoring Services

Malvern, PA — (GLOBE NEWSWIRE) — December 4, 2013 — BioTelemetry, Inc. (NASDAQ:BEAT), the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, announced that the Centers for Medicare and Medicaid Services (“CMS”) has published a reduction to the reimbursement for remote cardiac monitoring services effective January 1, 2014.  This reduction will impact all providers of remote cardiac monitoring services and will result in a 13.7% decrease to the national reimbursement rate for the MCOTTM service.  If these rates had been in effect for 2013, we estimate that the Company’s revenue would have been negatively impacted by approximately 3.8%.

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, commented: “We are disappointed that CMS has taken this approach and will work hard to guide them to a more accurate assessment of the direct costs associated with these services and to the proven cost savings they deliver.  However, it is important to note that this will not change the Company’s strategic direction.  If anything, it reinforces our approach to achieving sustained long-term growth by solidifying our leadership position in remote cardiac monitoring; building a leading research services business; and identifying markets that would benefit from the application of our wireless platform and proprietary technology.  In addition, we are confident that our discipline of driving continuous operational improvements will help to mitigate the impact of this reduction.”

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  The Company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized cardiac core laboratory services.  More information can be found at www.biotelinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the effects of the CMS rate reduction and the Company’s ability to mitigate the effect of such reduction, the prospects for our products and our confidence in the Company’s future, as well as our expectations regarding the effect the United contract will have on the company’s operating results.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things, effects of changes in health care legislation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, and litigation success, our ability to successfully create a new holding company structure and to anticipate the benefits of such structure.  For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.